Southern States Bancshares, Inc. Announces Leadership Transition

Mark Chambers, Current President, Appointed Chief Executive Officer

J. Henry Smith, IV Named Chairman of Company and Bank Boards

Chairman and CEO Stephen Whatley Retires After 16 Years at the Helm

ANNISTON, Ala., May 1, 2023 (GLOBE NEWSWIRE) – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today announced the appointment of Mark Chambers as Chief Executive Officer. He succeeds retiring Chief Executive Officer and Founder Stephen Whatley. The changes were effective April 28, 2023.

Mr. Whatley, 71, also retired from his positions as Chairman of the Company’s Board of Directors and Chairman of the Bank’s Board of Directors. His successor on each Board is J. Henry Smith, IV, who previously served as Lead Director. For more than 20 years, Mr. Smith has served as President of Interstate Sheet Metal Co., Inc., a metal components fabrication company specializing in parts fabrication for original equipment manufacturers around the country.

"Founding and leading Southern States for nearly two decades has been the highlight of my career, but after careful consideration, I am ready to enjoy retirement,” Mr. Whatley said. “I have the utmost confidence that the bank will continue to thrive with Mark leading our strong management team along with the expertise we have on the board of directors."

The leadership change is part of the Company’s succession plan. In addition to serving as President of both the Company and the Bank since 2019, Mr. Chambers was appointed CEO of the Bank in March 2022. From 2007 until 2019, he served as Senior Executive Vice President and President of the Bank’s Southeast Region. Prior to joining Southern States, Mr. Chambers worked as a Market President at Wachovia Bank from 2004 until 2007, and as a Commercial Lender at Aliant Bank from 1998 until 2004.

“Mark is a proven banker and veteran leader with a long history of delivering for customers, stockholders, employees and communities,” said Mr. Smith. “We are very confident that he will continue to drive strong results and position Southern States for ongoing success.”

Mr. Chambers said, “It’s an honor to succeed our founder and long-time CEO, and I am excited to further build upon the strong foundation and standout team that Southern States established under Steve’s 16 years at the helm of our Company. We have a deep bench of leadership talent across some of the most vibrant markets in the South, and together, we are committed to disciplined growth and further strengthening of our franchise value.”
Mr. Whatley had served as Southern States Chief Executive Officer since 2007 and Chairman of the Board of Directors since 2014. Mr. Whatley worked in the banking industry since 1973. Prior to joining Southern States, he served as Market President of Colonial Bank from 1982 through 2006. From 1980 until 1982, he served as Vice President Commercial Lender of AmSouth Bank and, from 1978 until 1982, as Vice President of Trust Company Bank.

About Southern States Bancshares, Inc.
Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry, the inflationary environment, the COVID-19 pandemic and governmental responses. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the Securities and Exchange Commission under the section entitled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors". Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as "may," "can," "should," "could," "to be," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "likely," "anticipate," "seek," "estimate," "intend," "plan," "target," "project," "would" and "outlook," or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about business strategy and prospects for growth and operations.

Contact Information:
Lynn Joyce
(205) 820-8065
ljoyce@ssbank.bank

Kevin Dobbs
(310) 622-8245
ssbankir@finprofiles.com